ARTICLES OF MERGER


     Pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes, ATNG, INC., a Texas corporation ("ATNG Texas") and ATNG OF NEVADA, INC., a Nevada corporation ("ATNG Nevada"), hereby adopt the following Articles of
Merger:

     1. The Plan and Agreement of Merger (the "Plan of Merger") that has been approved by each of the parties to the merger (the "Merger"), in the manner prescribed by their constituent documents, and the Nevada Revised Statutes, is set  forth  in  Attachment  A,  which  is  incorporated  by reference into these
                -------------
Articles of Merger as if fully set forth herein. A copy of the executed Plan of Merger is on file at the principal place of business of each entity and will be provided, upon request and without cost, to any stockholder of each of the parties to the Merger. The principal place of business of ATNG, Inc. is 1549 Leroy Street, Suite D-200, Fenton, Michigan 48430. The principal place of business of ATNG of Nevada, Inc., the "Surviving Corporation" herein, is 1549 Leroy Street, Suite D-200, Fenton, Michigan 48430.

     2. The approval of the stockholders of ATNG Texas and ATNG Nevada is required with respect to the Plan of Merger and the Plan of Merger shall be submitted for approval separately to the stockholders of ATNG Texas and ATNG Nevada in the manner provided by the laws of the States of Texas and Nevada.

     3. The separate existence of ATNG, Inc. shall cease. ATNG Nevada (the "Surviving Corporation" herein) shall succeed, without other transfer, to all the rights and properties of ATNG Texas and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger and shall succeed, continue, and remain unchanged by the Merger.

     4. The Articles of Incorporation of ATNG Nevada existing on the Effective Date of the Merger and reflecting the change of the corporate name to ATNG Inc., as described in the Plan of Merger, shall continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     5. The Bylaws of ATNG Nevada existing on the Effective Date of the Merger and reflecting the change of the corporate name to ATNG Inc., as described in the Plan of Merger, shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     6. For each of the parties to the Plan of Merger, the number of shares outstanding and the designation and number of outstanding shares of each class of stock that are entitled to vote as a class on the Plan of Merger are as follows:

                                   ENTITLED TO VOTE AS A CLASS OR SERIES
                                   -------------------------------------

                        NUMBER     DESIGNATION OF CLASS
NAME OF ENTITY        OUTSTANDING       OR SERIES             NUMBER
--------------------  -----------  --------------------  ---------------

ATNG, Inc.             80,666,856                Common       80,666,856
ATNG of Nevada, Inc.            1                Common                1

     7. For each party to the Plan of Merger, the number of shares that voted for and against the Plan of Merger, and the number of shares of each class or series that voted for and against the Plan of Merger, is as follows:

                          NUMBER OF SHARES OR                NUMBER OF SHARES OR
                        INTERESTS NOT ENTITLED                INTERESTS ENTITLED
                          TO VOTE AS A CLASS                  TO VOTE AS A CLASS
                      -------------------------            ------------------------

                         VOTED        VOTE       CLASS OR     VOTED        VOTED
NAME OF ENTITY            FOR        AGAINST      SERIES       FOR        AGAINST
--------------------  -----------  ------------  --------  ------------  ----------

ATNG, Inc.                    -0-           -0-  Common      65,264,597         -0-
ATNG of Nevada, Inc.          -0-           -0-  Common         1               -0-

     8. Each share of the common stock, $0.001 par value per share, of ATNG, Inc. has voting rights equal to the same number of shares of the Common Stock of ATNG Nevada. The 65,264,597 shares of the Common Stock of ATNG, Inc. which voted in favor of the Merger was more than enough to approve the Merger.

     9. The Surviving Corporation will be responsible for the payment of all fees and franchise taxes required by law to be paid by ATNG Nevada and ATNG Nevada will be obligated to pay such fees and franchise taxes if not timely paid.

     10. The effective date of these Articles of Merger and the Merger described herein shall be September 6, 2003.

     Dated:  September 6, 2003.


                                    ATNG, INC.



                                    By__________________________________________
                                      Robert C. Simpson, Ph.D., President


                                    ATNG OF NEVADA, INC.



                                    By__________________________________________
                                      Robert C. Simpson, Ph.D., President



Attachments:
-----------
Attachment A - Plan and Agreement of Merger

                                  ATTACHMENT A
                          PLAN AND AGREEMENT OF MERGER

                                   ATNG, INC.
                                       AND
                              ATNG OF NEVADA, INC.